UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2026

BIOAGE LABS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42279	47-4721157
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5885 Hollis Street Suite 370
Emeryville, California		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 510 806-1445

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	BIOA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

BioAge Labs, Inc. (the “Company”) recently announced that the first participant has been dosed in QUELL-DME, a randomized, controlled Phase 2 trial evaluating once-daily oral BGE-102, an NLRP3 inhibitor, in adults with diabetic macular edema (“DME”), and provided updates on the QUELL-DME Phase 2 trial design.

QUELL-DME Trial Design

•
Randomized, controlled, three-arm, approximately 180-participant trial evaluates oral BGE-102 as monotherapy and in combination with anti-VEGF therapy over 12 weeks of once-daily dosing, with a four-week follow-up.
•
The participants are randomized 1:1:1 among the trial’s three arms, which include (i) intravitreal anti-VEGF and oral placebo, (ii) intravitreal anti-VEGF and BGE-102 at 90 mg, dosed daily, and (iii) sham (simulated) intravitreal injection and BGE-102 at 90 mg, dosed daily.
•
Primary endpoint is change in best-corrected visual acuity at week 12; exploratory endpoints include measures of retinal parameters and intraocular and plasma biomarkers.
•
Topline results expected in the second half of 2027; the results are expected to inform the development strategy in other NLRP3-driven retinal diseases, including geographic atrophy.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding the Company’s plans to develop and commercialize its product candidates, including BGE-102, the potential for BGE-102 as a treatment for cardiovascular and retinal diseases, including DME, and the expected timeline for future data readouts from the Company's ongoing Phase 2 clinical trials. These forward-looking statements may be accompanied by such words as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “possible,” “will,” “would,” and other words and terms of similar meaning. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including: the Company’s ability to develop, obtain regulatory approval for and commercialize its product candidates; the timing and results of preclinical studies and clinical trials; the risk that positive results in a clinical trial may not be replicated in subsequent trials or success in early stage clinical trials may not be predictive of results in later stage clinical trials; risks associated with clinical trials, including its ability to adequately manage clinical activities, unexpected concerns that may arise from additional data or analysis obtained during clinical trials, regulatory authorities may require additional information or further studies, or may fail to approve or may delay approval of its drug candidates; the occurrence of adverse safety events; failure to protect and enforce its intellectual property, and other proprietary rights; failure to successfully execute or realize the anticipated benefits of its strategic and growth initiatives; risks relating to technology failures or breaches; its dependence on collaborators and other third parties for the development of product candidates and other aspects of its business, which are outside of the Company’s full control; risks associated with current and potential delays, work stoppages, or supply chain disruptions, including due to the imposition of tariffs and other trade barriers; risks associated with current and potential future healthcare reforms; risks relating to attracting and retaining key personnel; changes in or failure to comply with legal and regulatory requirements, including shifting priorities within the U.S. Food and Drug Administration; risks relating to access to capital and credit markets; and the other risks and uncertainties that are detailed under the heading “Risk Factors” included in the Company’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (SEC) on August 5, 2026, and the Company’s other filings with the SEC filed from time to time. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOAGE LABS, INC.

Date:	October 2, 2026	By:	/s/ Dov Goldstein
Dov Goldstein, M.D. Chief Financial Officer